                                                                    EXHIBIT 10.5

                SUPPLEMENTAL COMPENSATION AND AMENDMENT AGREEMENT


         THIS SUPPLEMENTAL COMPENSATION AND AMENDMENT AGREEMENT (this "Agreement") is made as of the 1st day of January, 2001 (the "Effective Date"), by and between United Bank (the "Bank") and Robert R. Jones, III ("Jones").

                                   WITNESSETH:

         WHEREAS, the Bank and Jones are parties to an Executive Compensation Agreement made and entered into as of the 28th day of May, 1993 (the "1993 Agreement"), and are also parties to an Employment Agreement made and entered into as of January 1, 1998, a copy of which is attached hereto as Appendix A (the "Employment Agreement"); and

         WHEREAS, pursuant to a Supplement to Employment Agreement made as of the 9th day of March, 1999, a copy of which is attached hereto as Appendix B (the "Supplement"), the Bank and United Bancorporation of Alabama, Inc. made certain agreements with Jones regarding stock options to supplement the provisions of the Employment Agreement; and

         WHEREAS, the Board of Directors of the Bank and Jones desire to make certain provisions for compensation payments to be paid to Jones in certain circumstances to, among other things, replace the 1993 Agreement in its entirety and to further supplement and carry out the objectives of the Employment Agreement, and to amend the Employment Agreement accordingly.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                     PART I
                        AMENDMENT TO EMPLOYMENT AGREEMENT

         1.1 Amendment of Employment Agreement. Effective as of the date of this Agreement, the Employment Agreement is amended as follows:

                  1.1.1 The first sentence of Section 6 of the Employment Agreement is amended and restated in its entirety to read as follows:

                  Compensation payable to Jones in consideration of his services hereunder shall include annual salary as described in Section 7, performance-based annual cash incentive compensation as described in Section 8, and supplemental compensation payable upon retirement and in certain other circumstances as set forth in a Supplemental Compensation and Amendment Agreement by and between the Bank and Jones effective as of January 1, 2001 (the "Supplemental Compensation Agreement"). Jones may also be granted stock-based or other long-term incentive compensation as described in Section 9.

                  1.1.2 The last sentence of Section 10 of the Employment Agreement is amended and restated in its entirety to read as follows:

                  The Bank will continue to provide the supplemental compensation benefits set forth in the Supplemental Compensation Agreement notwithstanding any change which may occur in benefits provided to Bank employees generally.

                  1.1.3 The second sentence of Section 19 of the Employment Agreement is amended and restated in its entirety to read as follows:

                  Upon such termination in accordance with such notice (it being understood that such termination without the requisite written notice shall be deemed a termination under Section 17 hereof), the Bank shall not be obligated to make any payment to Jones other than (a) for unpaid salary for the period prior to the date of termination; and (b) the Vested Early Termination Annual Benefit that has accrued to Jones as of the date of termination pursuant to the Supplemental Compensation Agreement, payment of which shall be made to Jones in accordance with the provisions thereof.

         1.2 Continued Effectiveness. The Employment Agreement, as supplemented by the Supplement and amended hereby, shall continue in full force and effect in accordance with its terms, and is hereby ratified and confirmed by the parties.

                                     PART II
                                    INSURANCE

         2.1 Revised 1993 Agreement Benefit. In lieu of and in substitution for any amount which would otherwise have been payable under Section 3.1 of the 1993 Agreement, during the period of the Bank's employment of Jones, the Bank shall pay to or for the benefit of Jones the sum of Twenty-Seven Thousand Eighty-Two and Thirty-Five/100 Dollars ($27,082.35), Sixteen Thousand Three Hundred Eighty-Seven and 69/100 Dollars ($16,387.69) of which shall be paid as an annual contribution to a New England Mutual Life Insurance Company insurance contract on the life of Jones, or any other contract as directed by Jones, and the balance of which shall be paid to or for the account of Jones as directed by him.

                                    PART III
                            SUPPLEMENTAL COMPENSATION

                                    ARTICLE 1
                                   DEFINITIONS

         3.1 Definitions. Whenever used in Part 3 of this Agreement, the following words and phrases shall have the meanings specified:

                  3.1.1 "Change of Control" has the meaning set forth in the Employment Agreement.

                  3.1.2 "Code" means the Internal Revenue Code of 1986, as amended.

                  3.1.3 "Disability" shall be determined in accordance with the Employment Agreement.

                  3.1.4 "Early Termination" means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Non-Benefit Termination or following a Change of Control.

                  3.1.5 "Early Termination Date" means the month, day and year in which Early Termination occurs.

                  3.1.6 "Effective Date" means January 1, 2001.

                  3.1.7 "Non-Benefit Termination" means Termination of Employment for "Cause," as defined in Section 17 of the Employment Agreement, or voluntary Termination of Employment without providing the notice required by
Section 19 of the Employment Agreement.

                  3.1.8 "Normal Retirement Age" means Jones' 65th birthday, or, subject to approval by the Board of Directors of the Bank, early retirement age of 60.

                  3.1.9 "Retirement Date" means the Normal Retirement Age or, or if later, the date of Termination of Employment.

                  3.1.10 "Plan Year" means a twelve-month period commencing on January 1st and ending on December 31st of each year. The first Plan Year shall commence on the Effective Date of this Agreement.

                  3.1.11 "Schedule A" means Schedule A attached hereto and made a part hereof.

                  3.1.12 "Termination of Employment" means that Jones ceases to be employed by the Bank for any reason whatsoever other than by reason of a leave of absence which is approved by the Bank.

                                    ARTICLE 2
                                LIFETIME BENEFITS

         3.2.1 Normal Retirement Benefit. If Jones shall remain employed with the Bank until Jones attains the Normal Retirement Age, the Bank shall pay to Jones the annual benefit (the "Normal Retirement Benefit") described in this
Section 3.2.1 in lieu of any other benefit under this Agreement.

                  3.2.1.1 Amount of Benefit. The Normal Retirement Benefit payable under this Section 3.2.1 is One Hundred Two Thousand and No/100 Dollars ($102,000.00). Any change in the Normal Retirement Benefit shall require the mutual agreement of the parties, which agreement shall be evidenced by each party's execution of an amended Agreement.

                  3.2.1.2 Payment of Benefit. The Bank shall pay the Normal Retirement Benefit to Jones in 12 equal monthly installments payable on the first day of each month commencing with the month following the Retirement Date. The Normal Retirement Benefit each year shall be paid to Jones each year for twenty (20) years.

         3.2.2 Early Termination Benefit. Following Early Termination of Jones' employment with the Bank and upon Jones' attainment of Normal Retirement Age, the Bank shall pay to Jones the annual benefit (the "Early Termination Benefit") described in this Section 3.2.2 in lieu of any other benefit under this Agreement.

                  3.2.2.1 Amount of Benefit. The Early Termination Benefit payable under this Section 3.2.2 is the Vested Early Termination Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the Early Termination Date. Any change in the Vested Early Termination Annual Benefit shall require the recalculation and amendment of Schedule A by mutual agreement of the parties, which agreement shall be evidenced by each party's execution of the amended Schedule A.

                  3.2.2.2 Payment of Benefit. The Bank shall pay the Early Termination Benefit to Jones in 12 equal monthly installments payable on the first day of each month commencing with the month following Normal Retirement Age. The Early Termination Benefit shall be paid to Jones each year for twenty
(20) years.

         3.2.3 Disability Benefit. If Jones terminates employment due to Disability prior to Normal Retirement Age, the Bank shall pay to Jones the annual benefit (the "Disability Benefit") described in this Section 3.2.3 in lieu of any other benefit under this Agreement.

                  3.2.3.1 Amount of Benefit. The Disability Benefit payable under this Section 3.2.3 is the Disability Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the date on which Termination of Employment due to Disability occurs. Any change in the Disability Annual Benefit shall require the recalculation and amendment of Schedule A, which agreement shall be evidenced by each party's execution of the amended Schedule A.

                  3.2.3.2 Payment of Benefit. The Bank shall pay the Disability Benefit amount to Jones in 12 equal monthly installments payable on the first day of each month commencing with the month following Normal Retirement Age. The Disability Benefit shall be paid to Jones each year for twenty (20) years.

         3.2.4 Change of Control Benefit. Upon Termination of Employment in the circumstances described in Section 21(a) of the Employment Agreement following a Change of Control (as defined in Section 21(b) of the Employment Agreement), the Bank shall pay to Jones the benefit (the "Change of Control Benefit") described in this Section 3.2.4 in lieu of any other benefit under this Agreement.

                  3.2.4.1 Amount of Benefit. The Change of Control Benefit under this Section 3.2.4 shall be the sum of (a) the value of twenty (20) annual payments of the Change of Control Annual Benefit set forth in Schedule A discounted to present value at a discount rate of 5%, plus (b) the present value (at a discount rate of 5%) of (i) the remaining annual payments provided for in
Section 2.1 had Jones remained in the employ of the Bank until his attainment of age 65, or (ii) payments for ten (10) additional years of employment in accordance with Section 2.1, whichever is less. Any change in the Change of Control Annual Benefit shall require the recalculation and amendment of Schedule A by mutual agreement of the parties, which agreement shall be evidenced by each party's execution of the amended Schedule A.

                  3.2.4.2 Payment of Benefit. The Bank shall pay the Change of Control Benefit amount to Jones within sixty (60) days after the Termination of Employment giving rise to the obligation to pay the Change of Control Benefit.

                                    ARTICLE 3
                                 DEATH BENEFITS

         3.3.1 Death While Employed. If Jones dies while employed by the Bank, the Bank shall pay to Jones' beneficiary the benefit (the "Death Benefit") described in this Section 3.3.1. The Death Benefit shall be paid in lieu of the "Lifetime Benefits" set forth in Part III, Article 2.

                  3.3.1.1 Amount of Benefit. The Death Benefit under this
Section 3.3.1 is the Normal Retirement Benefit described in Section 3.2.1, calculated as if Jones had remained employed with the Bank until Normal Retirement Age.

                  3.3.1.2 Payment of Benefit. The Bank shall pay the Death Benefit to Jones' beneficiary in one lump sum cash payment within sixty (60) days after his death.

         3.3.2 Death During Benefit Period. If Jones dies after any benefit payments have commenced under Part III, Article 2 of this Agreement but before receiving all such payments, the Bank shall pay to Jones' beneficiary the Death Benefit, less the amount of the previously-paid benefit payments.

         3.3.3 Death After Termination of Employment But Before Payments Commence. If Jones is entitled to benefit payments under Part III, Article 2 of this Agreement, but dies prior to the commencement of such benefit payments, the Bank shall pay to Jones' beneficiary the Death Benefit as provided in Section 3.3.1.2.

                                    ARTICLE 4
                                  BENEFICIARIES

         3.4.1 Beneficiary Designations. Jones shall designate a beneficiary by filing a written designation with the Bank. Jones may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by Jones and accepted by the Bank during Jones' lifetime. Jones' beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases Jones, or if Jones names a spouse as beneficiary and the marriage is subsequently dissolved. If Jones dies without a valid beneficiary designation, all payments shall be made to Jones' estate.

         3.4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to any person the Bank reasonably believes is the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person, and such payment shall completely discharge the Bank from all liability with respect to such benefit. The Bank may require such proof of incapacity, minority, guardianship or personal representative status as it may deem appropriate prior to distribution of the benefit.

                                    ARTICLE 5
                               GENERAL LIMITATIONS

         3.5.1 Excess Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement to the extent the benefit would create an excise tax under the excess parachute rules of Section 280G of the Code.

         3.5.2 Non-Benefit Termination. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement in the event of a Non-Benefit Termination.

         3.5.3 Suicide or Misstatement. The Bank shall not pay any benefit under this Agreement if Jones commits suicide within two years after the date of this Agreement, or if Jones has made any material misstatement of fact on any application for life insurance purchased by the Bank.

                                    ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURES

         3.6.1 Claims Procedure. The Bank shall notify any person or entity that makes a claim for benefits under this Agreement (the "Claimant") in writing, within 90 days of Claimant's written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure or other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days.

         3.6.2 Review Procedure. If the Claimant is determined by the Bank not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within 60 days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Bank of the petition, the Bank shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Bank verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Claimant of its decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60 days at the election of the Bank, but notice of this deferral shall be given to the Claimant.

                                    ARTICLE 7
             AMENDMENTS AND TERMINATION; SUPERSEDER; PERIODIC REVIEW

         3.7.1 Amendment; Termination. This Agreement may be amended or terminated only by a written agreement signed by the Bank and Jones.

         3.7.2 Superseder. This Agreement supersedes the 1993 Agreement in its entirety, and from and after the date hereof the 1993 Agreement shall be of no further force or effect.

         3.7.3 Periodic Review. The Bank will periodically review and discuss with Jones the continuing consistency of this Agreement with the Bank's compensation objectives, the first such review and discussion to be undertaken not later than 2005, and the subsequent intervals between such reviews and discussions to be not greater than three (3) years.

                                    ARTICLE 8
                                  MISCELLANEOUS

         3.8.1 Binding Effect. This Agreement shall bind Jones and the Bank, and their beneficiaries, survivors, executors, successors, administrators, transferees, and legal representatives.

         3.8.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give Jones the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge Jones. It also does not require Jones to remain an employee nor interfere with Jones' right to terminate employment at any time.

         3.8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

         3.8.4 Reorganization. The Bank shall not merge or consolidate into or with another Bank, or reorganize, or sell substantially all of its assets to another Bank, firm, or person unless such succeeding or continuing Bank, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to the successor or survivor Bank.

         3.8.5 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement and not otherwise provided for herein.

         3.8.6 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Alabama, except to the extent preempted by the laws of the United States of America.

         3.8.7 Unfunded Arrangement. Jones and any beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on Jones' life owned by the Bank is a general asset of the Bank to which Jones and beneficiary have no preferred or secured claim.

         3.8.8 Entire Agreement. This Agreement and the Employment Agreement constitute the entire agreement between the Bank and Jones as to the subject matter hereof. No rights are granted to Jones by virtue of this Agreement other than those specifically set forth herein.

         3.8.9 Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to interpreting the provisions of this Agreement; establishing and revising the method of accounting for this Agreement; maintaining a record of benefit payments; and establishing rules and prescribing any forms necessary or desirable to administer this Agreement.

         3.8.10 Named Fiduciary. The Bank shall be the named fiduciary and plan administrator under this Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         IN WITNESS WHEREOF, the Bank and Jones have duly executed this Supplemental Compensation and Amendment Agreement as of the day and year first above written.


                                        UNITED BANK


                                        By:  /s/ David D. Swift
                                           -------------------------------------
                                        Its: Chairman
                                            ------------------------------------

Attest:


/s/ Charles E. Karrick
----------------------------------
Its: Secretary


                                        /s/ Robert R. Jones, III
                                        ----------------------------------------
                                        Robert R. Jones, III

                             BENEFICIARY DESIGNATION

                                   UNITED BANK
                          SALARY CONTINUATION AGREEMENT

                              ROBERT R. JONES, III

I designate the following as beneficiary of any death benefits under the Post-Termination Compensation Agreement dated as of January 1, 2001 made by me and United Bank (the "Bank):

Primary:
         -----------------------------------------------------------------


Contingent:
            --------------------------------------------------------------


NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(s) AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature
          ----------------------------

Date:
     ---------------------------------


Accepted by the Bank this ____ day of _______________, 200__.


                                                By
                                                  ------------------------------

                                                Name
                                                    ----------------------------

                                                Title
                                                     ---------------------------

                            UNITED BANK OF ATMORE, AL
                                ROBERT JONES, III
                   SUPPLEMENTAL COMPENSATION PLAN - SCHEDULE A


                                                                     Vested
                                      Early Termination        Early Termination      Disability Annual
      Plan            Benefit              Vesting               Annual Benefit            Benefit           Change of Control
      Year             Level              Schedule               Payable at 65          Payable at 65          Annual Benefit
      ----            -------         -----------------        -----------------      -----------------      -----------------
      2001            102,000              50.00%                    51,000                102,000                 102,000
      2002            102,000              55.00%                    56,100                102,000                 102,000
      2002            102,000              60.00%                    61,200                102,000                 102,000
      2004            102,000              65.00%                    66,300                102,000                 102,000
      2005            102,000              70.00%                    71,400                102,000                 102,000
      2006            102,000              75.00%                    76,500                102,000                 102,000
      2007            102,000              80.00%                    81,600                102,000                 102,000
      2008            102,000              85.00%                    86,700                102,000                 102,000
      2009            102,000              90.00%                    91,800                102,000                 102,000
      2010            102,000              95.00%                    96,900                102,000                 102,000
      2011            102,000             100.00%                   102,000                102,000                 102,000
      2012            102,000             100.00%                   102,000                102,000                 102,000
      2013            102,000             100.00%                   102,000                102,000                 102,000
      2014            102,000             100.00%                   102,000                102,000                 102,000
      2015            102,000             100.00%                   102,000                102,000                 102,000
      2016            102,000             100.00%                   102,000                102,000                 102,000



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